GTS/3LVE

TENAGA NASIONAL BERHAD

(TNB 190)
(28/068344/2j

To,

..-- ....
Tenaga Nasional Berhad (Sungai Petani) 23,
Jalan Petri
08000 Sungai Petani
Kedah Darul Aman.

BANK GUARANTEE FOR PAYMENT OF BILLS/COMPENSATION SETTLED - PEBMCA019977 REPLACING BANK GUARANTEE NO. PEBSMT551991

In response to Tenaga Nasional Berhad (hereinafter referred to as "Tenaga Nasional") for supplying electrical power or leasing equipment to **TEM ELECTRONIC lM) SDN. BHD.** at the address A **B9, Jalan Za-2, Kawasan Perusahaan Miel, Sg Lalang Fasa 1, 08000 Sungai Petani, Kedah (**hereinafter referred to as "the User") HSBC BANK MALAYSIA BERHAD .... at the address **MENARA IQ, LEVEL 30, TRX CIRCLE, 55188 TUN RAZAK EXCHANGE, KUALA LUMPUR, MALAYSIA**

(hereinafter referred to as "the Bank") will pay Tenaga Nasional any amount not exceeding RM6,000.00 in total that may be owed by the User to Tenaga Nasional at any time and/or at any time during the guarantee period [in connection with compensation payments as recorded in the electricity supply contract by

Tenaga Nasional to the User] and also in connection with the supply of electricity and/or equipment rental by Tenaga Nasional to the User.

THE BANK HEREBY AGREES AND ACKNOWLEDGES AS FOLLOWS:

I. This guarantee is valid for one (1) year from **July 1, 2025** to **June 30, 2026**

2.(a) This guarantee is valid continuously in accordance with the terms stated above in relation to the period and amount of money.

(b) The Bank agrees to provide Tenaga Nasional with a Bank Guarantee for the payment of compensation as well as a Guarantee for the supply of electrical power and/or the rental of electrical equipment.

3. Written notice of any default by the User shall be given by Tenaga Nasional to the Bank and within seven (7) days of receipt thereof the Bank shall pay any money payable by the User under this guarantee.

4. This guarantee may be terminated at any time at the Bank's option by giving one (1) month's written notice to Tenaga Nasional, and after the expiration of one month, this guarantee shall terminate without prejudice to Tenaga Nasional's rights to request and obtain from the Bank any amount or amounts of money that may be owed by Tenaga Nasional's users on the date the guarantee expires in connection with [settlement of compensation payments and] the supply of electricity or rental of equipment in accordance with the terms stated above.

5. Any notices that need to be given by Tenaga Nasional to the Bank are stated below and shall be given within sixty (60) days from the relevant date.

6. This guarantee shall not be affected or impaired by the dissolution or winding up of the user.

Dated May 20, 2025 ....,...............,..XÎ0X..

Signed by And on)
behalf of the Bank)

) ...thury A/P Shanmugam Carmen a/l Chia Voon 069113

)

)

HSBC BANK MALAYSIA BERHAD GTE Menara IQ, Lingkaran TRX Tun Razak Exchange

In front of)

Nursyafiqah binti Abdul Halim 078206)

NOTE i) Delete the lines marked [ ] for users who are not covered by the Compensation Guarantee.

ii) Payment guarantee for electricity supply Payment	- RM	6,000.00
guarantee for compensation	- RM	
Total Guarantee Amount	- RM	6,000.00

NO CA: **220393078509**

MALAYSIAN
SPELLING

OFFICIAL MOTHER" " " " "
"MALAYSIAN DOMESTIC RESEARCH INSTITUTE MENARAHASIL
RIMBA PERMAI CYBER 8,
63000 CYBERJAYA
SELANGOR DARUL EHSAN

LHDN
MALAYSIA

OFFICIAL RECEIPT STAMP

OFFICIAL RECEIPT STAMP

ORIGI
N

(Please attach this official stamp receipt to the instrument as proof of stamping)
Please attach this official stamp receipt to the instrument as evidence of stamping

Payment Method Payment Method	ADDITIONAL CREDIT VALUE
No. *Adjudication No.*	GDFAA0030BA74BF
Type of Instrument *Type* O/'/nsf/z/meal	PERFORMANCE BOND MAIN LETTER OF CREDIT
Date of Letter *of Instrument*	May 20, 2025
Response *Consideration*	RM 6,000.00

Information on the First Party *I* Seller *I First Payee andor/ Transferor/Assignor*
TEM ELECTRONICS (M) SDN BHD, COMPANY NUMBER ; NO SYARIKAT 0365460T
Information of the Second Party *I* Buyer *I* Recipient ***I Penerima** Second Party / Purchaser / Transferee / ...er/ Transferee / Assignee*
TENAGA NASIONAL BERHAD, COMPANY NO. 0 ... / SYARIKAT 0200866W
Property Details *I Property* Deed/*Instrument* ...0 *Instrument Description*
PEBMCA019977

LHDN
MALAYS

This letter is hereby certified and endorsed as stated in the information below:
This is to certifi this instrument is statelps

No. R
Tarik

Pemungut Duti Setem

Treasury Approval No.: KK/BSKK/10/600-2/1/2(60)

Tarikh Cetak ***Printed Date : 21/05/2025 10:41:03***

The authenticity of this Official Stamp Receipt can be verified at stamps.hasil.gov.my or through the mobile app.
The authenticity of this Stamp Official Receipt can be verified at stamps.hasil.gov.my or by mobile app
This is a computer printout and does not require a signature
This is a computer-generated program that does not require a signature.

--- *tamat/end* ---